                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                         RTI INTERNATIONAL METALS, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

RTI LOGO
                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

                         APRIL 28, 2000
                         1:00 P.M. EASTERN DAYLIGHT TIME

                         Holiday Inn Conference Center
                         7410 South Avenue
                         Boardman, Ohio

RTI LOGO
                                                              1000 Warren Avenue
                                                           Niles, Ohio 44446

April 3, 2000

Dear RTI Shareholder:

You are cordially invited to attend our 2000 Annual Meeting of Shareholders on April 28, 2000, in the Holiday Inn Conference Center, 7410 South Avenue, Boardman, Ohio.

The meeting will begin promptly at 1:00 p.m. Eastern Daylight Time with a report on Company operations. We will then elect directors and independent accountants.

Whether or not you plan to attend, it is important that you vote your shares. Please sign, and return your proxy card as soon as possible.

We look forward to seeing as many of you as possible at the 2000 Annual Meeting.

Sincerely,

/s/ ROBERT M. HERNANDEZ
ROBERT M. HERNANDEZ
Chairman of the Board

/s/ TIMOTHY G. RUPERT
TIMOTHY G. RUPERT
President & Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting....................................................   3

Proxy Statement.............................................................   4

   General Information......................................................   4

   The Board of Directors...................................................   5

         PROPOSAL NO. 1 -- ELECTION OF DIRECTORS............................   6

         PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS..............   8

   Security Ownership......................................................... 9

   Executive Compensation.................................................... 10

   Stock Performance Graph................................................... 13

   Pension and Employment Contract Information............................... 13

   Other Information......................................................... 16

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF RTI INTERNATIONAL METALS, INC.

         TIME:
                  1:00 p.m., Eastern Daylight Time

         DATE:
                  April 28, 2000

         PLACE:
                 Holiday Inn Conference Center
                7410 South Avenue
                Boardman, Ohio

         PURPOSE:
                  - Elect directors

                  - Elect independent accountants

                  - Conduct other business if properly raised

                  Only shareholders of record on March 1, 2000 may vote at the meeting.

                YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN
                  YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                /S/ RICHARD M. HAYS
                RICHARD M. HAYS
                Secretary

                April 3, 2000

                                PROXY STATEMENT

GENERAL INFORMATION
--------------------------------------------------------------------------------

- WHO MAY VOTE?

Shareholders of RTI as of the close of business on the record date, March 1, 2000, are entitled to vote at the Annual Meeting.

- WHAT MAY I VOTE ON?

You may vote on:

  the election of nominees to serve on our Board of Directors and the election of our independent auditors for 2000.

- HOW DOES THE BOARD RECOMMEND I VOTE?

The Board recommends that you vote FOR each of the nominees and FOR PricewaterhouseCoopers LLP as our independent accountants for 2000.

- HOW DO I VOTE?

Sign and date each proxy card you receive and return it in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy at any time before the meeting by:

  (1) notifying RTI's Secretary;

  (2) voting in person; or

  (3) returning a later-dated proxy card.

- WHAT VOTES ARE NEEDED?

The director candidates receiving the most votes will be elected to the Board. Election of the independent accountants requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes do not count for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

                             THE BOARD OF DIRECTORS

The business and affairs of RTI are under the general direction of the Board of Directors. The Board presently consists of ten members, eight of whom are neither officers nor employees of RTI or its subsidiaries. The Board met six times during 1999.

The Board will consider recommendations by shareholders for nominees for election as director. Recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of RTI for presentation to the Board of Directors.

There are three principal committees of the Board of Directors. Committee membership, the functions of the committees and the number of meetings held during 1999 are described below.

EXECUTIVE COMMITTEE

The members of the Executive Committee are Robert M. Hernandez (Chairman), Craig
R. Andersson, Charles C. Gedeon, John H. Odle and Timothy G. Rupert.

The Executive Committee assists the Board in the discharge of its responsibilities and may act on behalf of the Board when emergencies or scheduling make it difficult to convene the Board. All actions taken by the Committee must be reported at the Board's next meeting. During 1999, the Executive Committee held no meetings.

AUDIT COMMITTEE

The members of the Audit Committee, all of whom are non-employee directors, are Wesley W. von Schack (Chairman), Craig R. Andersson, Daniel I. Booker and Edith
E. Holiday.

The Audit Committee recommends the independent accountants to be nominated by the Board for election by the shareholders and reviews the independence of the accountants. It also approves the scope of the annual audit activities, approves the audit fee payable to the independent accountants, reviews audit results and regularly meets with RTI's internal auditors. The Committee monitors developments in accounting standards and principles followed by RTI in its financial reports and discusses with management the system of internal accounting controls. The independent accountants have full and free access to the Committee and may meet with it, with or without management being present, to discuss all appropriate matters. The Committee has a written charter. The members of the Committee have reviewed the charter and believe the Committee has complied with it in 1999. The Audit Committee held three meetings during 1999.

STOCK PLAN COMMITTEE

The members of the Stock Plan Committee, all of whom are non-employee directors, are Craig R. Andersson, Neil A. Armstrong, Daniel I. Booker, Ronald L. Gallatin, Edith E. Holiday and Wesley W. von Schack.

The Stock Plan Committee is responsible for administration of RTI's stock-related plans, including the 1989 Stock Option Incentive Plan, the 1989 Employee Restricted Stock Award Plan and the 1995 Stock Plan. The Stock Plan Committee held two meetings during 1999.

COMPENSATION OF DIRECTORS

RTI employees receive no extra pay for serving as a director. Non-employee directors receive an annual retainer plus a fee for each Board or committee meeting attended, except that no fee is payable for attending a committee meeting if there is a Board meeting on the same day. The annual retainer is $30,000 (except for the Chairman) and the meeting fee $1,000. For his services as non-employee Chairman, commencing April 1, 1999, Mr. Hernandez receives an annual retainer of $75,000: $60,000 in RTI common stock and $15,000 in cash. The non-employee committee chairman retainer is $3,000. One-half of the annual retainer payable to non-employee directors and to non-employee committee chairmen is paid in RTI's Common Stock. In 1999, the Common Stock utilized for this purpose and for the Chairman's annual retainer was based on $20.72, the market value of the stock on August 3, 1999.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

RTI's directors are elected for one year terms. Non-employee directors may not stand for election after age 72. Employee directors leave the Board when they retire from RTI.

The Board has nominated the ten current directors for election. Each nominee for election has previously been elected by the shareholders except for Edith E. Holiday who was elected by the Board in July, 1999. Of the ten individuals who are nominees for election, two are current RTI officers and the remaining eight have high level executive or professional experience. If any nominee is unable to serve, your proxy may be voted for another person designated by the Board.

                             NOMINEES FOR DIRECTOR

CRAIG R. ANDERSSON                                                       Age: 62
RETIRED VICE-CHAIRMAN                                        Director since 1990
ARISTECH CHEMICAL CORPORATION
(CHEMICAL PRODUCER)

Mr. Andersson retired as a director and Vice-Chairman of Aristech Chemical Corporation on April 30, 1995. Previously, he was President and Chief Operating Officer, a position he had held since December, 1986. He is a director of Albermarle Corporation and Duquesne University. He is a member of the American Institute of Chemical Engineers and Alpha Chi Sigma (a professional chemical society) and has served on the boards and executive committees of The Society of the Chemical Industry, the Chemical Manufacturers Association, the Pennsylvania Business Roundtable and the Greater Pittsburgh Chamber of Commerce. He has a BS degree in chemical engineering from the University of Minnesota and did graduate work in the same discipline at the University of Delaware.

NEIL A. ARMSTRONG                                                        Age: 69
CHAIRMAN, AIL SYSTEMS, INC.                                  Director since 1990
(A DEFENSE ELECTRONICS COMPANY)

Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern California. For 17 years he served with the National Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. He became Chairman of Cardwell International, Ltd. in 1980; Chairman of CTA, Inc. in 1982; and Chairman of AIL Systems, Inc. in 1989. He is a director of Cinergy Corporation, Cordant Technologies Inc., Milacron, Inc. and USX Corporation. He is a member of the National Academy of Engineering.

DANIEL I. BOOKER                                                         Age: 52
MANAGING PARTNER                                             Director since 1995
REED SMITH SHAW & MCCLAY LLP
(LAW FIRM)

Mr. Booker is a partner of the law firm of Reed Smith Shaw & McClay LLP. Since 1992, he has been Managing Partner, or chief executive, of Reed Smith. He received an undergraduate degree from the University of Pittsburgh and a law degree from the University of Chicago. He is a member of the District of Columbia, Pennsylvania and U.S. Supreme Court bars. Mr. Booker is an officer and/or director of Pittsburgh Regional Alliance, the Pittsburgh Civic Light Opera, United Way of Southwestern Pennsylvania and other community and professional organizations.

RONALD L. GALLATIN                                                       Age: 54
RETIRED MANAGING DIRECTOR                                    Director since 1996
LEHMAN BROTHERS INC.
(INVESTMENT BANKING FIRM)

Mr. Gallatin served as a Managing Director of Lehman Brothers Inc., where he was a member of the Firm's Operating Committee and its Director of Corporate Strategy and Product Development until his retirement on December 31, 1995. During his 24 years with Lehman, Mr. Gallatin had various senior roles in both its investment banking and capital markets divisions and was responsible for a series of financial innovations, most notably Zero Coupon Treasury Receipts, Money Market Preferred Stock and Targeted Stock. He is currently a Senior Advisor to Lehman Brothers Inc. and a director of CNA Financial Corporation and The First Mexico Income Fund, N.V.
A graduate of New York University, and both Brooklyn and New York University Law Schools, Mr. Gallatin has BS, JD and LLM (Taxation) degrees and is a Certified Public Accountant.

CHARLES C. GEDEON                                                        Age: 59
EXECUTIVE VICE PRESIDENT-RAW MATERIALS                       Director since 1991
AND DIVERSIFIED BUSINESSES
U.S. STEEL GROUP, USX CORPORATION

Mr. Gedeon joined USX in 1986 as Vice President-Raw Materials and President of U.S. Steel Mining Co., Inc. He was promoted to Senior Vice President-Related Resources for USX in 1988 and advanced to the position of President, U.S. Diversified Group in 1990. He assumed his current position in 1992. From 1983 until he joined USX, Mr. Gedeon had been Vice President-Operations of National Steel Corporation. Mr. Gedeon is a member of the Board of Directors of the U.S. Steel Group of USX Corporation and a member of the American Iron and Steel Institute. He is also a member of the Board of Directors of INROADS/Pittsburgh-Erie, Inc., a not for profit minority career development organization.

ROBERT M. HERNANDEZ                                                      Age: 55
CHAIRMAN OF THE BOARD OF THE COMPANY                         Director since 1990

On December 1, 1994, Mr. Hernandez was elected to his current position, Vice Chairman and Chief Financial Officer of USX Corporation. Mr. Hernandez had been elected Executive Vice President--Accounting & Finance and Chief Financial Officer and director of USX on November 1, 1991. He was Senior Vice President-Finance & Treasurer of USX from October 1, 1990, to October 31, 1991. Mr. Hernandez was President-U.S. Diversified Group of USX from June 1, 1989, to September 30, 1990, and in such role had responsibilities for USX's businesses not related to energy and steel. From January 1, 1987, until May 31, 1989, he was Senior Vice President and Comptroller of USX. Mr. Hernandez has his undergraduate degree from the University of Pittsburgh and his MBA from the Wharton Graduate School of the University of Pennsylvania. In addition to being a director of USX, he is a trustee of BlackRock Funds; a director and Chairman of the Executive Committee of ACE Limited and a director of Transtar, Inc., the Pennsylvania Chamber of Business and Industry and the Pennsylvania Business Roundtable.

EDITH E. HOLIDAY                                                         Age: 48
ATTORNEY                                                     Director since 1999

Ms. Holiday was elected a director on July 29, 1999. She served as Assistant to the President and Secretary of the Cabinet in the White House from 1990 to 1993. Prior to that she held several senior positions in the United States Treasury Department including General Counsel. She is a director of Amerada Hess Corporation; Beverly Enterprises, Inc.; Hercules Incorporated and H.J. Heinz Company. She is also a director or trustee of a number of investment companies in the Franklin Templeton Group of Funds. She has BS and JD degrees from the University of Florida.

JOHN H. ODLE                                                             Age: 57
EXECUTIVE VICE PRESIDENT                                     Director since 1996
OF RTI

Mr. Odle was elected a director on July 26, 1996 and has been Executive Vice President since June 1996. He was Senior Vice President--Commercial from 1989 to 1996 and served as Vice-President--Commercial from 1981 until 1989. Prior to that, Mr. Odle served as General Manager--Sales. He has 21 years of service with RTI and its predecessor. He is a member of the American Society for Metals and the International Titanium Association. He is a graduate of Miami University of Ohio.

TIMOTHY G. RUPERT                                                        Age: 53
PRESIDENT & CHIEF                                            Director since 1996
EXECUTIVE OFFICER OF RTI

Mr. Rupert was elected a director on July 26, 1996 and President & Chief Executive Officer on July 30, 1999. He had been Executive Vice President & Chief Financial Officer since June 1996. He was Senior Vice President & Chief Financial Officer from 1994 to 1996 and had served as Vice President & Chief Financial Officer since September 1991 when he joined RTI's predecessor. He is a director and President of the International Titanium Association, a director of Columbus Insurance Ltd. and a member of the Financial Executives Institute. He has a BS degree from Indiana University of Pennsylvania.

WESLEY W. VON SCHACK                                                     Age: 55
CHAIRMAN, PRESIDENT AND                                      Director since 1991
CHIEF EXECUTIVE OFFICER,
ENERGY EAST CORPORATION
(ENERGY SERVICES COMPANY)

Mr. von Schack joined Energy East Corporation's predecessor New York State Electric & Gas Corp. in September, 1996. Prior to that he had served as Chairman of the Board, President and Chief Executive Officer of DQE and of Duquesne Light Company since 1986. DQE is the parent company of Duquesne Light. He is also a director of Mellon Bank Corporation, Mellon Bank, N.A., American Gas Association, The Business Council of New York State, Inc., The Peconic Land Trust and Aegis Insurance Limited. Mr. von Schack has an AB in economics from Fordham University, an MBA from St. John's University and a Doctorate Degree from Pace University.

             PROPOSAL NO. 2 -- ELECTION OF INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP has served as independent accountants for RTI and its predecessors for a number of years. For 1999, PricewaterhouseCoopers LLP rendered professional services in connection with the audit of the financial statements of RTI and its subsidiaries, including examination of certain employee benefit plans, review of quarterly reports and review of filings with the Securities and Exchange Commission. It also provided internal audit and tax consulting services and reviewed RTI's enterprise resource planning software system from the accounting controls standpoint. It is knowledgeable about RTI's operations and accounting practices and is well qualified to act in the capacity of independent accountants.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
             PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS
                               FOR RTI FOR 2000.

SECURITY OWNERSHIP

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of RTI, as of March 1, 2000, no person or group owned beneficially more than five percent of the outstanding Common Stock of RTI except:

              NAME AND ADDRESS OF                 AMOUNT AND NATURE OF       PERCENT OF
                BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         CLASS
                ----------------                  --------------------         -----

Salomon Smith Barney Inc........................        2,345,618(1)           10.5%
Salomon Brothers Holding Company Inc.
Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY 10013
Citigroup Inc.
153 East 53rd Street
New York, NY 10043

ICM Asset Management, Inc.......................        2,109,936(2)           10.1%
601 W. Main Ave., Ste. 600
Spokane, WA 99201

Sanford C. Bernstein & Co., Inc.................        1,835,900(3)            8.8%
767 Fifth Avenue
New York, NY 10153

Stavich Enterprises, Inc........................        1,300,900(4)            6.2%
Andrew Stavich
8918 N. Palmyra Rd.
Canfield, OH 44406

Dimensional Fund Advisors, Inc..................        1,227,410(5)            5.9%
1299 Ocean Ave, 11th Floor
Santa Monica, CA 90401

---------

        (1) Based on Schedule 13G dated February 4, 2000, which indicates that each reporting person had sole voting power and sole dispositive power over no shares; Salomon Smith Barney Holdings Inc. and Citigroup Inc. had shared voting power and shared dispositive power over 2,345,618 shares; and Salomon Smith Barney Inc. and Salomon Brothers Holding Company Inc. had shared voting power and shared dispositive power over 1,239,632 shares.

        (2) Based on Schedule 13G dated February 29, 2000, which indicates ICM had sole voting power over 1,205,586 shares, shared voting power over no shares, sole dispositive power over 2,109,936 shares and shared dispositive power over no shares.

        (3) Based on Schedule 13G dated February 8, 2000, which indicates that Bernstein had sole voting power over 1,547,350 shares, shared voting power over 34,500 shares, sole dispositive power over 1,835,900 shares and shared dispositive power over no shares.

        (4) Based on Schedule 13G dated February 7, 2000, which indicates that each reporting person had sole voting power over 1,300,900 shares, shared voting power over no shares, sole dispositive power over 1,300,900 shares and shared dispositive power over no shares.

        (5) Based on Schedule 13G dated February 3, 2000, which indicates that Dimensional Fund had sole voting power over 1,227,410 shares, shared voting power over no shares, sole dispositive power over 1,227,410 and shared dispositive power over no shares.

  SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reflects the number of shares of Common Stock of RTI beneficially owned, as of February 21, 2000, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                                                                      PERCENT OF
                                                   NUMBER OF          OUTSTANDING
                    NAME                           SHARES(1)           SHARES(2)
                    ----                           ---------           ---------
Craig R. Andersson...........................        55,692               --
Neil A. Armstrong............................        15,884               --
Daniel I. Booker.............................        10,055               --
Ronald L. Gallatin...........................        37,970               --
Charles C. Gedeon............................         3,377               --
Robert M. Hernandez..........................        42,627               --
Dawne S. Hickton.............................        36,583               --
Edith E. Holiday.............................         1,157               --
Lawrence W. Jacobs...........................        34,167               --
John H. Odle.................................       178,738               --
Timothy G. Rupert............................       169,602               --
Wesley W. von Schack.........................        18,436               --
Harry B. Watkins.............................        44,900               --
                                                    -------
All directors and executive officers
  as a group (14 persons)....................       655,854              3.1%

---------

(1) Includes 8,833 shares, 6,667 shares, 80,053 shares, 54,999 shares and 23,750 shares, respectively, which Mrs. Hickton and Messrs. Jacobs, Odle, Rupert and Watkins had the right to acquire within 60 days under the Company's 1989 Stock Option Incentive Plan and 1995 Stock Plan.

(2) No percent is shown for ownership of less than one percent.

EXECUTIVE COMPENSATION

The following table shows the annual and long term compensation paid the chief executive officer and the other four most highly compensated executive officers of RTI for services rendered in all capacities in 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                         -------------------------------------
                                                                                                     PAYOUTS
                                           ANNUAL COMPENSATION                    AWARDS            ----------
                                    ----------------------------------   ------------------------   LONG TERM
                                                             OTHER       RESTRICTED      STOCK      INCENTIVE
          NAME AND                                $          ANNUAL        STOCK        OPTIONS        PLAN         ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY     BONUS     COMPENSATION     AWARDS      (SHARES)      PAYOUTS      COMPENSATION
     ------------------       ----   ------     -----     ------------     ------      --------      -------      ------------
Timothy G. Rupert(1)........  1999  $285,000   $ 75,000        --          50,000       15,000        --             --
  President &                 1998   229,167    113,000        --          11,000       11,000        --             --
    Chief Executive Officer   1997   218,334    125,000        --          10,500       11,000        --             --
John H. Odle................  1999   243,333     65,000        --          36,000       15,000        --             --
  Executive Vice President    1998   229,167    103,000        --          11,000       11,000        --             --
                              1997   218,334    115,000        --          10,500       11,000        --             --
Dawne S. Hickton(2).........  1999   135,583     50,000        --          12,750        7,000        --             --
  Vice President & General    1998   120,084     60,000        --           4,975        6,500        --             --
    Counsel                   1997    64,169     32,000        --           4,500       10,000        --             --
Lawrence W. Jacobs(3).......  1999   121,667     35,000        --          12,500        6,000        --             --
  Vice President &            1998    77,651     35,000        --           4,000       10,000        --
    Chief Financial Officer
Harry B. Watkins(4).........  1999   141,500     45,000        --           5,000        7,500        --             --
  Vice President-Technical    1998   135,500     60,000        --           5,500        7,500        --             --
  Marketing & Tubular Group   1997   129,167     60,000        --           5,250        7,500        --             --

---------

(1) Elected President and Chief Executive Officer July 30, 1999.

(2) Elected Vice President and General Counsel effective June 1, 1997.

(3) Elected Vice President and Treasurer effective March 23, 1998; elected Chief Financial Officer July 30, 1999.

(4) Retired January 31, 2000.

The following tables set forth information with respect to stock option grants and exercises in 1999 and December 31, 1999 stock option values:

                          STOCK OPTION GRANTS IN 1999

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                                   % OF TOTAL                                       STOCK PRICE
                                                    OPTIONS                                        APPRECIATION
                                       OPTIONS     GRANTED TO    EXERCISE OR                      FOR OPTION TERM
                                       GRANTED     EMPLOYEES      BASE PRICE    EXPIRATION     --------------------
                NAME                   (SHARES)     IN 1999         ($/SH)         DATE          5%            10%
                ----                   --------    ----------    ------------   ----------  ------------   ------------
Timothy G. Rupert....................   15,000         3.9%        $12.438         1/30/09    $303,903       $483,915
John H. Odle.........................   15,000         3.9          12.438         1/30/09     303,903        483,915
Dawne S. Hickton.....................    7,000         1.8          12.438         1/30/09     141,821        225,827
Lawrence W. Jacobs...................    6,000         1.6          12.438         1/30/09     121,561        193,566
Harry B. Watkins.....................    7,500         2.0          12.438         1/30/09     151,951        241,957

                   AGGREGATED STOCK OPTION EXERCISES IN 1999
                   AND DECEMBER 31, 1999 STOCK OPTION VALUES

                                                                      NUMBER OF                         VALUE OF
                                                                     UNEXERCISED                       UNEXERCISED
                                 SHARES                              OPTIONS AT                       IN-THE-MONEY
                                ACQUIRED                          DECEMBER 31, 1999                    OPTIONS AT
                                   ON                                (SHARES)(1)                    DECEMBER 31, 1999
                                EXERCISE        VALUE             -----------------                 -----------------
            NAME                (SHARES)      REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
            ----                --------      --------     ------------   ----------------   ------------   ----------------
Timothy G. Rupert............     --            --            54,999           26,001          $78,000              -0-
John H. Odle.................     --            --            80,053           26,001           59,828              -0-
Dawne S. Hickton.............     --            --             8,833           14,667              -0-              -0-
Lawrence W. Jacobs...........     --            --             6,667           12,667              -0-              -0-
Harry B. Watkins.............     --            --            23,750           15,000           20,313              -0-

---------

(1) Adjusted for one-for-ten reverse stock split effective March 31, 1994 and subsequent rights offering.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

In 1995, the Board of Directors determined that in most instances, in view of the size of RTI and also of the Board, the full Board should itself handle compensation matters. The Stock Plan Committee, which is composed entirely of directors who are not employees of RTI, administers RTI's stock-related plans; namely the 1989 Stock Option Incentive Plan, the 1989 Employee Restricted Stock Award Plan and the 1995 Stock Plan. The Committee approves grants under the 1995 Stock Plan. No further grants can be made under the 1989 Plans.

To assist it in its compensation actions, the Board has adopted a comprehensive statement entitled "Pay Philosophy and Guiding Principles Governing Officer Compensation". Principal components of the statement are as follows:

The Philosophy is to have RTI's officer compensation programs:

     - promote achievement of RTI's business objectives and reinforce its strategies.

     - align the interests of RTI's officers with those of its shareholders.

     - provide pay that is externally competitive and internally equitable, that rewards accomplishment to the extent identifiable and measurable and that delivers significant rewards for exceptional performance.

The Guiding Principles are described as:

1. Pay programs will be characterized by variability, clarity, communicability and strategic emphasis. Specific areas of communication will be the factors considered, annual target incentive objectives and results and annual target levels for restricted stock vesting performance measures and results. The strategic emphasis will include recognition of the roles of various elements of pay in attracting, retaining and motivating employees, the aspects of performance that each element is best suited to reward and the characteristics of RTI and its officer group that point to emphasis on specific elements of pay.

2. Specific descriptions of salary administration and annual and long term incentive compensation administration are set forth. Annual incentive compensation is accomplished through RTI's Incentive Compensation Plan while long term incentive compensation is handled under the 1995 Stock Plan.

Market conditions in the titanium industry plateaued in 1998. Union represented employees at RTI's subsidiary, RMI Titanium Company, were on strike during the fourth quarter of 1998 and until mid-April, 1999. Despite the strike, management carefully controlled operating costs, managed producing, finishing and shipping operations and with the dedicated salaried work force maintained production volumes at very respectable levels with a substantially reduced work force. Following the end of the strike returning workers were provided retraining. That, together with needed facility maintenance, precluded significant production until May. In addition, commercial aerospace markets failed to meet RTI's forecasts for shipments. Despite the adverse conditions, previous and current management actions helped in maintaining RTI as a strong company. During 1999 management made progress in implementing "lean manufacturing" concepts and installed an enterprise resource planning software system. Management also continued to pursue new product applications in the energy industry and elsewhere.

In January, 1999 the Board of Directors reviewed the 1998 officer performance against their objectives for that year. After considering their performance and RTI's financial results, the Board approved compensation increases for them (as well as the bonuses for 1998 shown in the Summary Compensation Table).

The Stock Plan Committee approved grants of restricted stock and stock options in January, 1999. The grants to officers were in line with the long term incentive compensation guidelines mentioned above.

On July 29, 1999, the Board elected Timothy G. Rupert President & Chief Executive Officer and Lawrence W. Jacobs Chief Financial Officer to succeed Mr. Rupert. The Board also approved RTI entering into four year employment agreements with Mr. Rupert and Mr. Jacobs as well as with Dawne S. Hickton and John H. Odle. The agreements provided for increases in compensation and includes references to grants by the Stock Plan Committee on the same day of restricted stock that will vest in four years. The compensation increases and restricted stock grants were deemed appropriate in light of the increased responsibilities of Mr. Rupert and Mr. Jacobs as well as the four year agreements with each of the officers.

In January, 2000 the Board reviewed executive performance against 1999 objectives, as well as RTI's operating and financial results. The officer group was not specifically compensated for its outstanding performance during the strike, in returning operations to required production levels following the strike and for other strike-related activities. After taking this into account as well as RTI's 1999 performance, officer performance against objectives and the performance of RTI stock in 1999, the Board awarded the bonuses for 1999 shown in the Summary Compensation Table. These awards were well below the target levels in the Pay Philosophy and Guiding Principles Statement.

The compensation of the chief executive officer was set at the time of his election to the office at a level which the Board believed to be comparable to that received by CEOs of companies similar in size and complexity to RTI. RTI's Chairman was assisted by a consultant in formulating his recommendation to the Board with respect to the CEO's pay. Board members discussed the subject at length, utilizing their experience and background in determining the appropriate level of this compensation. The Board followed the procedure described in the preceding paragraph in determining the CEO's bonus in January, 2000.

Craig R. Andersson              Neil A. Armstrong                 Daniel I. Booker
Ronald L. Gallatin              Charles C. Gedeon              Robert M. Hernandez
Edith E. Holiday                   John H. Odle                  Timothy G. Rupert
                               Wesley W. von Schack

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

Robert M. Hernandez, Chairman of the Board, John H. Odle, Executive Vice President and Timothy G. Rupert, President & Chief Executive Officer are members of the Board of Directors. Mr. Hernandez receives the compensation set forth on page 6. Messrs. Hernandez, Odle and Rupert are not present at Board meetings when compensation matters relating to them are considered. None of them is a member of the Stock Plan Committee.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the five year cumulative total return to shareholders on RTI's Common Stock with the cumulative total return of the S&P 500 Stock Index and a titanium industry group index consisting of RTI, Oregon Metallurgical Corporation (until March 15, 1998, the last date its stock was publicly traded) and Tremont Corporation (Timet Corporation after June 4, 1996, the date its stock first became publicly traded).

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     RTI, INDUSTRY PEER GROUP AND S&P 500*

                                                         S&P 500                    INDUSTRY                     RTI/RMI
                                                         -------                    --------                     -------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                   137.30                      146.70                      145.50
'1996'                                                   168.80                      382.30                      511.40
'1997'                                                   225.00                      335.40                      365.90
'1998'                                                   289.20                      167.10                      254.50
'1999'                                                   350.00                       90.10                      136.40

* Assumes $100 investment on January 1, 1995 and reinvestment of dividends.

  PENSION BENEFITS

RTI's Pension Plan is a defined benefit plan which first became effective at RMI Company (a predecessor of RTI) in 1971. The Pension Plan recognizes, for pension benefits, services and compensation with RTI, RMI Titanium Company, RMI Company, Reactive Metals, Inc. (a predecessor of RMI Company), USX Corporation, Quantum Chemical Corporation, or subsidiaries of each. The amounts payable under the Pension Plan will be paid monthly after a participant retires. The table below shows the annual pension benefits for retirement at age 65 (or earlier under certain circumstances) for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The benefits are based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings are highest. Eligible earnings includes only base salary. Incentive awards and similar benefits are excluded, although the amount of such benefits is included in the Summary Compensation Table. Benefits payable under the Pension Plan, and amounts reflected in the following table are subject to offsets for social security benefits and, in certain instances, pensions payable under the USX and the Quantum pension plans. As of December 31, 1999, Mrs. Hickton had 2 credited years of service, and Mr. Jacobs 1, Mr. Odle 22, Mr. Rupert 31 and Mr. Watkins 14.

     AVERAGE
   CONSECUTIVE             ANNUAL BENEFITS FOR YEARS OF SERVICE
HIGHEST 5 YEARS OF  --------------------------------------------------
   COMPENSATION       10        15         30         40         45
------------------  -------   -------   --------   --------   --------
     $100,000       $12,500   $18,750   $ 37,500   $ 51,000   $ 57,750
      200,000        25,000    37,500     75,000    102,000    115,500
      300,000        37,500    56,260    112,500    153,000    173,250
      400,000        50,000    75,000    150,000    204,000    231,000

Under the employment agreement dated as of August 1, 1999 between RTI and Mr. Odle, RTI agreed that if he continues in active employment with RTI until either age 65, or such earlier date as the RTI Board of Directors may approve, RTI at his retirement will pay him a one time lump sum payment of the then present value of the 9.16 years of non-pensionable service attributable to periods he was employed by USX (3.58 years) and the Company (5.58 years) which pre-date his current period of employment, calculated pursuant to the RTI Pension Plan and its Supplemental Pension Program.

USX has agreed to provide Mr. Rupert, a former employee of USX, certain pension and death and disability benefits necessary to supplement like benefits payable under the RTI plans so that the aggregate of such payments to him equals what he would have received had he remained employed by USX.

USX maintains the USX Corporation Pension Plan for Employees which provides defined benefits for USX employees using a different formula than that used by the RTI plan. Upon his retirement from RTI, Mr. Rupert will receive a pension from the RTI Pension Plan and the USX Plan, with the benefits paid from the USX Plan calculated on service with USX and USX subsidiaries prior to his employment by RTI. The combined benefits payable annually to Mr. Rupert under the USX Plan (which relates to employment by USX) and from USX if he retires at age 65 and if his compensation remains at its current level, would be $72,316. Mr. Watkins is also a former employee of USX and elected to retire January 31, 2000. The benefit payable to him on an annual basis under the USX Plan equals $26,120.

  SUPPLEMENTAL PENSION PROGRAM

Officers participating in the Incentive Compensation Plan are also eligible for the RTI Supplemental Pension Program. If they retire or otherwise terminate employment after age 60, or prior to age 60 with RTI consent, they will be entitled to receive the benefits shown in the table below based on bonuses paid under the Incentive Compensation Plan.

   AVERAGE ANNUAL
     BONUS FOR
 FIVE HIGHEST YEARS   ANNUAL BENEFITS FOR YEARS OF SERVICE
 IN TEN YEAR PERIOD   ------------------------------------
PRECEDING RETIREMENT      10           15           20
--------------------  ----------   ----------   ----------
      $ 50,000         $ 7,500      $11,250      $15,000
       100,000          15,000       22,500       30,000
       150,000          22,500       33,750       45,000
       200,000          30,000       45,000       60,000

In order to comply with the limitations of the Internal Revenue Code, pension benefits will be paid directly by RTI when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans.

  EMPLOYMENT AGREEMENTS

On August 1, 1999, RTI entered into employment agreements with Mrs. Hickton and Messrs. Jacobs, Odle and Rupert covering their employment for an initial four year term and for additional one year terms each year thereafter until the officer attains age 65 unless terminated prior thereto by either party on 120 days notice. Under the agreements, each officer will be paid the annual salary set forth, subject to increases from time to time in the sole discretion of RTI. RTI may terminate the services of the officer at any time for "cause" as defined in the agreement. Officers each agree not, for a period of 24 months after the end of the employment period or employment termination, whichever occurs first, to be employed by, or otherwise participate in, any business which competes with RTI. This restriction does not apply if the officer terminates employment with RTI under certain circumstances following a "change in control" of RTI as defined.

The employment agreements also provide that the officer will be entitled to certain severance benefits in the event of termination of employment under certain circumstances following a "change in control" as defined.

These are:

     - a cash payment of up to three times the sum of the officer's current salary plus the highest bonus in the four years before the date of termination,

     - all unvested restricted stock and options will vest immediately,

     - life, disability, accident and health insurance benefits for 24 months after termination,

     - a cash payment of the amount necessary to insure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

The severance benefits are payable if, any time after a change in control, the officer's employment is terminated by the officer for good reason or by RTI other than for cause or disability. In addition the benefits are payable to Mr. Odle or Mr. Rupert in the event either of them terminates employment within 90 days after a change in control.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

     - any person not affiliated with RTI acquires 20 percent or more of the voting power of our outstanding securities,

     - the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner.

     - RTI merges with another company and RTI's shareholders end up with less than 50 percent of the voting power of the new entity,

     - our shareholders approve a plan of complete liquidation of RTI, or

     - we sell all or substantially all of RTI's assets.

                               OTHER INFORMATION

OTHER BUSINESS

We do not expect any business to come up for shareholder vote at the meeting other than the items described in the Notice of Annual Meeting. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

OUTSTANDING SHARES

On March 1, 2000, 20,851,799 shares were outstanding and entitled to vote.

HOW WE SOLICIT PROXIES

In addition to this mailing, RTI employees may solicit proxies personally, electronically or by telephone. RTI pays the costs of soliciting this proxy. We also reimburse brokers and other nominees for sending these materials to you and getting your voting instructions.

SHAREHOLDER PROPOSALS

The deadline for shareholder proposals for next year's meeting is December 4, 2000,

COMPLIANCE WITH SECTION 16(a) REPORTING REQUIREMENTS

Richard R. Burkhart, former RTI Group Vice President, was late in filing a Form 4 report for a transaction in RTI stock. Daniel I. Booker, a director, also was late in filing a Form 4 report for a transaction in RTI stock. These reports are required by the Securities Exchange Act of 1934.

CERTAIN TRANSACTIONS

During 1999, RTI's New Century Metal's subsidiary paid an aggregate of $159,566 in rent to XXI, LLC Company for use of a building in Solon, Ohio for the manufacturing and warehousing operations of NCM. Mr. Burkhart is a 50% partner in XXI, LLC. On January 6, 1999, RTI paid $16,247,443 to Mr. Burkhart as deferred consideration for the sale of NCM to RTI on October 1, 1998. Mr. Burkhart owned 50% of NCM.

                                             By Order of the Board of Directors

                                                       RICHARD M. HAYS
                                                          Secretary

Dated: April 3, 2000

                         RTI INTERNATIONAL METALS, INC.
                      1000 WARREN AVENUE, NILES, OHIO 44446

                          PROXY FOR 2000 ANNUAL MEETING

     SOLICITED ON BEHALF OF THE DIRECTORS OF RTI INTERNATIONAL METALS, INC.

      The undersigned hereby appoints ROBERT M. HERNANDEZ, TIMOTHY G. RUPERT, JOHN H. ODLE AND RICHARD M, HAYS, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of RTI International Metals, Inc. on April 28, 2000, and any adjournments thereof, upon such matters as may properly come before the meeting. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.

                           /\ FOLD AND DETACH HERE /\

                                                               PLEASE MARK
                                                               YOUR VOTES AS
                                                               INDICATED IN
                                                               THIS EXAMPLE  [X]

         This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction to the contrary is indicated, it will be voted "FOR" all Proposals.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:                 FOR       WITHHOLD
1. PROPOSAL NO. 1 - Election of Craig R. Andersson;       all nominees  from all
   Neil A. Armstrong; Daniel I. Booker; Ronald L.
   Gallatin; Charles C. Gedeon; Robert M. Hernandez,          [ ]         [ ]
   Edith E. Holiday, John H. Odle, Timothy G. Rupert and
   Wesley W. von Schack as directors.


(To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

----------------------------------------------------------


2. PROPOSAL NO. 2 - Election of                         FOR   AGAINST   ABSTAIN
   PricewaterhouseCoopers LLP as                        [ ]     [ ]       [ ]
   independent accountants for 2000.



Signature(s) __________________________________________   Dated: _________, 2000
Please sign exactly as your name appears hereon. When signing as fiduciary or corporate officer, give full title. Joint owners should both sign.


                           /\ FOLD AND DETACH HERE /\